                                                                   EXHIBIT 10.47


                        RESTATED SHAREHOLDERS AGREEMENT

                                      OF

                          ENDEAVOR TECHNOLOGIES INC.

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS

1.1   "Affiliate".......................................................   2
1.2   "Agreement".......................................................   2
1.3   "Appraised Value".................................................   2
1.4   "Board of Directors"..............................................   2
1.5   "Articles of Amendment"...........................................   2
1.6   "Business"........................................................   2
1.7   "Business Plan"...................................................   3
1.8   "Bylaws"..........................................................   3
1.9   "CEO".............................................................   3
1.10  "COO".............................................................   3
1.11  "Confidential Information"........................................   3
1.12  "Consultant"......................................................   4
1.13  "Corporation".....................................................   4
1.14  "Corporation Notice"..............................................   4
1.15  "Directors".......................................................   4
1.16  "Distributor".....................................................   4
1.17  "Equity Securities"...............................................   4
1.18  "Exchange Act"....................................................   4
1.19  "First Refusal Offer Fraction"....................................   4
1.20  "Fully Diluted Basis".............................................   4
1.21  "Fundamental Issues"..............................................   5
1.22  "Individual Shareholders".........................................   5
1.23  "Initial Public Offering".........................................   5
1.24  "Non-competition Period"..........................................   5
1.25  "Non-Selling Shareholders"........................................   5
1.26  "Offer Notice"....................................................   5
1.27  "Offer Percentage"................................................   5
1.28  "Offer Period"....................................................   5
1.29  "Participating Securities"........................................   5
1.30  "Participating Shareholders"......................................   6
1.31  "Person"..........................................................   6
1.32  "Personnel".......................................................   6
1.33  "Repurchase Note".................................................   6
1.34  "Sale of the Corporation".........................................   6
1.35  "SEC".............................................................   6
1.36  "Securities Act"..................................................   6
1.37  "Selling Shareholder".............................................   6
1.38  "Series A Common Stock"...........................................   7
1.39  "Series B Common Stock"...........................................   7
1.40  "Series C Common Stock"...........................................   7
1.41  "Series D Common Stock"...........................................   7
1.42  "Shareholders"....................................................   7
1.43  "Stock Dividend"..................................................   7
1.44  "Transfer"........................................................   7
1.45  "Transfer Date"...................................................   7
1.46  "Voting Securities"...............................................   7

                                  ARTICLE II
                                CAPITALIZATION


                                  ARTICLE III
                             CORPORATE GOVERNANCE

3.1   Board of Directors................................................   8
3.2   Voting............................................................   9
3.3   Vacancies.........................................................   9
3.4   Fundamental Corporate Transactions................................  10
3.5   Management of the Corporation.....................................  11


                                  ARTICLE IV
                               CERTAIN COVENANTS

4.1   Community Property Matters........................................  12
4.2   Competition.......................................................  13
4.3   Confidential Information..........................................  14
4.4   Accounts and Reports..............................................  16


                                   ARTICLE V
                                CERTAIN RIGHTS

5.1   Transfers Generally...............................................  17
5.2   Legend............................................................  19
5.3   Right of First Refusal............................................  20
5.4   Involuntary Transfers.............................................  23
5.5   Repurchase Rights.................................................  24


                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

6.1   Representations and Warranties....................................  27
      (a)  Investment Matters...........................................  27
      (b)  Authority....................................................  28
      (c)  Consents and Approvals.......................................  28
      (d)  No Violations................................................  29
      (e)  Corporate Opportunity........................................  30


                                  ARTICLE VII
                                 MISCELLANEOUS

7.1   Termination.......................................................  31
7.2   Waivers...........................................................  32
7.3   Assignability.....................................................  32
7.4   Notices...........................................................  32
7.5   Third Party Rights................................................  33
7.6   Choice of Law.....................................................  33
7.7   Interpretation....................................................  34

7.8   Severability......................................................  34
7.9   Enforcement of Agreement..........................................  34
7.10  References to Money...............................................  35
7.11  References to Agreement...........................................  35
7.12  Entire Agreement..................................................  36
7.13  Headings, etc.....................................................  36
7.14  Counterparts......................................................  36
7.15  Survival..........................................................  36
7.16  Amendments........................................................  36

                        RESTATED SHAREHOLDERS AGREEMENT

                                      OF

                          ENDEAVOR TECHNOLOGIES INC.


     THIS RESTATED SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of the 18th day of October, 1996, made and entered into by and among Endeavor Technologies Inc., a Georgia corporation (the "Corporation"), Jeffrey T. Arnold ("Arnold"), Jouko J. Rissanen ("Rissanen"), Lucius E. Burch, III ("Burch"), Robert A. Frist ("Frist") and the parties named or to be named on the signature pages hereto (collectively with Arnold, Rissanen, Burch and Frist, the "Shareholders").

                             W I T N E S S E T H :
                             --------------------

          WHEREAS, the Shareholders believe that it would be in the best interests of the Shareholders and the Corporation that provision be made for the continuity and stability of the ownership of the Corporation, and the Shareholders desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Corporation will be organized and the business of the Corporation will be operated.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, subject to the terms and conditions set forth below, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:

     1.1 "AFFILIATE" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, "control" shall mean the power through the ownership of voting securities, contract, or otherwise to direct the affairs of another Person.

     1.2 "AGREEMENT" shall mean this Agreement as originally executed or, as the context or subject matter otherwise requires, as amended, modified, supplemented or restated from time to time.

     1.3 "APPRAISED VALUE" shall mean, with respect to any class or series of Equity Securities, the value per share of such class or series most recently determined by a recognized independent valuation firm retained by the Corporation for the purpose of preparing an annual valuation of the Corporation.

     1.4 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

     1.5 "ARTICLES OF AMENDMENT" shall have the meaning ascribed to such term in Section 2.1.

     1.6 "BUSINESS" shall mean (a) cardiac care services, including without limitation, cardiac event monitoring, transtelephonic pacemaker follow up and holter monitoring; (b) mobile and fixed site ultrasound and nuclear diagnostic testing services; and (c) the distribution of products and systems related to arrhythmia management and ultrasound.

     1.7 "BUSINESS PLAN" shall mean the strategic plan for the Corporation, including the annual operating and capital budgets of the Corporation prepared annually by the Corporation.

     1.8  "BYLAWS" shall have the meaning ascribed to such term in Section 3.1.

     1.9 "CEO" shall mean the Chief Executive Officer of the Corporation, who shall also be the Chairman of the Board of Directors of the Corporation, as elected by the Board of Directors of the Corporation from time to time.

     1.10 "COO" shall mean the Chief Operating Officer of the Corporation, as elected by the Board of Directors of the Corporation from time to time.

     1.11 "CONFIDENTIAL INFORMATION" shall mean (a) information in written form that the Corporation clearly labels as confidential and (b) information which is orally disclosed by representatives of the Corporation where such disclosure is preceded by written notification that such information is confidential. Confidential Information shall not include any information that: (a) is or subsequently becomes publicly available without the receiving party's breach of any obligation owed to the Corporation; (b) became known to the receiving party from a third party prior to the Corporation's disclosure of such information to the receiving party other than as a result of the breach of an obligation of confidentiality owed to the Corporation by such third party; (c) becomes known to the receiving party from a third party other than as a result of the breach of an obligation of confidentiality owed to the Corporation by such third party; or (d) is independently developed by the receiving party.

     1.12 "CONSULTANT" shall mean any person who shall have entered into a consulting agreement with the Corporation pursuant to which such person provides consulting services to the Corporation.

     1.13 "CORPORATION" shall have the meaning ascribed to such term in the recitals to this Agreement.

     1.14 "CORPORATION NOTICE" shall have the meaning ascribed to such term in
Section 5.3.

     1.15 "DIRECTORS" shall mean the persons elected to the Board of Directors in accordance with this Agreement.

     1.16 "DISTRIBUTOR" shall mean any person who shall have entered into a representative principal agreement with the Corporation pursuant to which such person distributes the products or services of the Corporation.

     1.17 "EQUITY SECURITIES" shall mean any capital stock of the Corporation or any securities convertible into, or exercisable or exchangeable for, capital stock of the Corporation, including, without limitation, the Series A, Series B, Series C and Series D Common Stock of the Corporation.

     1.18 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     1.19 "FIRST REFUSAL OFFER FRACTION" shall have the meaning ascribed to such term in Section 5.3.

     1.20 "FULLY DILUTED BASIS" shall mean, for purposes of any calculation pursuant to this Agreement that is to be done on a "Fully Diluted Basis," the sum of all of the issued and outstanding shares of Voting Securities of the Corporation plus all shares of Voting Securities that may be issuable upon the conversion, exchange or exercise of any then outstanding Equity Securities (other than Voting Securities).

     1.21 "FUNDAMENTAL ISSUES" shall have the meaning ascribed to such term in
Section 3.4.

     1.22 "INDIVIDUAL SHAREHOLDERS" shall mean any Shareholder which is a natural person.

     1.23 "INITIAL PUBLIC OFFERING" shall mean the offer and sale by the Corporation of any of its Equity Securities in a transaction underwritten by an investment banking firm, following the completion of which (i) such Equity Securities are listed for trading on any national securities exchange or (ii) there are at least two market makers who are making a market in such Equity Securities through the Nasdaq National Market.

     1.24 "NON-COMPETITION PERIOD" shall have the meaning ascribed to such term in Section 4.2.

     1.25 "NON-SELLING SHAREHOLDERS" shall have the meaning ascribed to such term in Section 5.3.

     1.26 "OFFER NOTICE" shall have the meaning ascribed to such term in Section 5.3.

     1.27 "OFFER PERCENTAGE" shall have the meaning ascribed to such term in
Section 5.3.

     1.28 "OFFER PERIOD" shall have the meaning ascribed to such term in Section 5.3.

     1.29 "PARTICIPATING SECURITIES" shall mean Equity Securities other than Series D Common Stock, including without limitation,

Series A, B and C Common Stock.

     1.30 "PARTICIPATING SHAREHOLDERS" shall mean the holders of Participating Securities.

     1.31 "PERSON" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

     1.32 "PERSONNEL" shall have the meaning ascribed to such term in Section
4.3.

     1.33 "REPURCHASE NOTE" shall have the meaning ascribed to such term in
Section 5.5.

     1.34 "SALE OF THE CORPORATION" shall mean either (a) a sale of all or substantially all of the assets of the Corporation, or the sale of all of the capital stock of the Corporation followed by a liquidation of the Corporation or
(b) a merger, consolidation or other business combination involving the Corporation with or into another corporation or a partnership in which (i) the Shareholders receive cash, securities or other consideration in exchange for a majority of their capital stock of the Corporation or (ii) the Corporation is not the surviving entity.

     1.35 "SEC" shall mean the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     1.36 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     1.37 "SELLING SHAREHOLDER" shall have the meaning ascribed to such term in
Section 5.3.

     1.38 "SERIES A COMMON STOCK" shall mean the Common Stock, Series A of the Corporation.

     1.39 "SERIES B COMMON STOCK" shall mean he Common Stock, Series B of the Corporation.

     1.40 "SERIES C COMMON STOCK" shall mean the Common Stock, Series C of the Corporation.

     1.41 "SERIES D COMMON STOCK" shall mean the Common Stock, Series D of the Corporation.

     1.42 "SHAREHOLDERS" shall have the meaning ascribed to such term in the recitals to this Agreement.

     1.43 "STOCK DIVIDEND" shall have the meaning ascribed to such term in
Section 2.1.

     1.44 "TRANSFER" shall mean any offer, transfer, sale, exchange, assignment, mortgage, pledge, grant of lien or security interest in, gift or other disposition or encumbrance of any nature, whether voluntary, involuntary or by operation of law; provided, however, that any sale of Equity Securities to the Corporation shall not be deemed to involve any Transfer.

     1.45 "TRANSFER DATE" shall have the meaning ascribed to such term in
Section 5.4.

     1.46 "VOTING SECURITIES" shall mean all of the issued and outstanding shares of Series A Common Stock of the Corporation taken as a whole.


                                  ARTICLE II

                                CAPITALIZATION

     The relative equity interests of the Shareholders in the Corporation prior to and after the contemplated one share for two shares reverse split of the Corporation's shares shall be as set forth on EXHIBIT A hereto.
------- -

                                  ARTICLE III

                             CORPORATE GOVERNANCE

     3.1  BOARD OF DIRECTORS.  Subject to the terms of this Agreement and the
          ------------------
Articles of Incorporation ("Articles"), and Bylaws ("Bylaws") of the Corporation attached hereto as EXHIBITS B and C, respectively, the business and affairs of
                   -------- -     -
the Corporation shall be managed by the Board of Directors, which will consist of seven Directors certain of whom shall be designated as follows:

          (a) For so long as Arnold holds (directly or indirectly) at least 5% of the Corporation's Equity Securities on a Fully Diluted Basis, Arnold shall be entitled to designate three Directors;

          (b) For so long as Rissanen owns at least 5% of the Corporation's Equity Securities on a Fully Diluted Basis, Rissanen shall be entitled to designate one Director;

          (c) For so long as Burch owns at least 3% of the Corporation's Voting Securities on a Fully Diluted Basis, Burch shall be entitled to designate one Director; and

          (d) For so long as Frist owns at least 3% of the Corporation's Equity Securities on a Fully Diluted Basis, Frist shall be entitled to designate one Director.

     The right to designate Directors is non-transferrable and any attempted sale, assignment or transfer of such right shall be void, regardless of whether any such sale, assignment or transfer is attempted in connection with or separate and apart from a Transfer of any Equity Securities.

     3.2  VOTING.  During the term of this Agreement, each of the Shareholders
          ------
shall cause the Voting Securities beneficially owned by such Shareholder, if any, to be voted at all meetings of Shareholders of the Corporation at which Directors are to be elected in favor of (or shall consent in writing to) the election of the representatives of Arnold, Rissanen, Burch and Frist as may, from time to time, be designated by each such party in accordance with Section
3.1 above and shall otherwise take such action as may be necessary to give effect to the purposes of this Agreement with regard to ensuring that Arnold, Rissanen, Burch and Frist shall be afforded such representation on the Board of Directors as is contemplated by this Agreement. During the term of this Agreement, each of the Shareholders shall cause the Equity Securities entitled to vote on any matter submitted for Shareholder approval beneficially owned by such Shareholder to be voted at all meetings of Shareholders of the Corporation (or shall consent in writing) in accordance with the recommendation of the Board of Directors with respect to such matter. The voting obligations created hereby shall survive and continue with respect to such Shareholder notwithstanding the fact any such Shareholder may not be entitled to designate a member of the Board of Directors or may subsequently forfeit such right.

     3.3  VACANCIES.  In the event there should be a vacancy in the Board of
          ---------
Directors, each of the Shareholders shall cause all Voting Securities beneficially owned by such Shareholder, if any, to be voted (or shall cause their respective Director designees to vote) so as to fill any such vacancy with the new designee of the Shareholder whose previous designee is no longer serving and is the subject of such vacancy. In the event the person no longer serving as a Director and who is the subject of the vacancy (a) was designated by a Shareholder who is no longer entitled to designate an additional Director, or (b) was not designated by a Shareholder, each Shareholder shall cause all Voting Securities beneficially owned by such Shareholder to be voted so as to fill any such vacancy with a nominee recommended by a majority of the remaining Directors; provided, however, that in the event of a tie vote, the nominee chosen by Arnold shall prevail.

     3.4  FUNDAMENTAL CORPORATE TRANSACTIONS.  Each of the following actions or
          ----------------------------------
transactions (the "Fundamental Issues") shall require, and shall not be taken or consummated without, the consent of at least five Directors:
          (a) the approval of the Business Plan;
          (b) the filing of a registration statement with respect to an Initial Public Offering;
          (c) the amendment of the Articles or Bylaws;
          (d) the redemption or repurchase of any Equity Securities;
          (e) Capital expenditures not contemplated in the Business Plan in excess of 20% of the capital expenditures contemplated in the Business Plan
          (f) the incurrence of indebtedness not contemplated in the Business Plan, in excess of 20% of the incurrence of indebtedness contemplated in the Business Plan;

          (g)  removal of any Director; or
          (h)  the sale of the Corporation.

     3.5  MANAGEMENT OF THE CORPORATION.  (a) The management of the day-to-day
          -----------------------------
operations of the Corporation shall be under the direction of the CEO, who shall have such power, authority and duties as are set forth in the Bylaws. The CEO shall report directly to the Board of Directors. The CEO will be responsible for providing appropriate reports regarding the Corporation's progress with respect to the implementation of the Business Plan and the operations and condition of the Corporation. The Corporation shall also have such other officers as may be required by law or as the Board of Directors may deem appropriate. The Directors designated by Arnold will nominate individuals to serve in such positions and the approval of such nominees shall not be unreasonably withheld by the Directors designated by Rissanen, Burch and Frist.

          (b) At least 60 days prior to the end of each fiscal year, the CEO and COO shall cause to be prepared and submitted to the Board of Directors for approval the Business Plan for the ensuing fiscal year. The Business Plan, as approved by the Board of Directors, shall provide the basis for the operation of the Corporation during the fiscal year covered thereby, and the CEO and/ or COO shall report to the Board of Directors on a quarterly basis as to the Corporation's achievement of the objectives set forth in such Business Plan, as well as any material deviations from, or trends affecting, such objectives.

          (c) The parties hereto expressly acknowledge and agree
that an important component of the compensation of the officers, directors, certain key employees and certain Distributors of the Corporation will consist of the opportunity to acquire over time an equity interest in the Corporation and, in connection therewith, each Shareholder shall cause their respective Director designees to approve and, if deemed necessary, shall cause all Equity Securities beneficially owned by such Shareholder to be voted in favor of the implementation of an appropriate stock option plan(s) pursuant to which officers, Directors, certain key employees and certain Distributors of the Corporation may receive options to purchase Equity Securities on such terms and conditions as the Board of Directors may deem appropriate; provided, however,
                                                           --------  -------
that in no event shall the total number of shares of Equity Securities that may be issuable pursuant to such stock option plan(s) exceed in the aggregate 20.6% of the total number of shares of Equity Securities that are issued and outstanding on the date hereof.

                                  ARTICLE IV

                               CERTAIN COVENANTS

     4.1  COMMUNITY PROPERTY MATTERS.  Each Individual Shareholder to become a
          --------------------------
party hereto whose Equity Securities are now or become community property, shall at the later of the date of this Agreement or the time when his or her spouse first has a community property interest in any of such Equity Securities, cause such spouse to execute a counterpart of this Agreement and any amendment hereto executed by such Shareholder, or another writing in form and substance satisfactory to the Corporation, subjecting such spouse and the spouse's community property interest in such Equity

Securities to the applicable provisions of this Agreement. No spouse executing this Agreement or any such writing solely by reason of his or her community property interest in Equity Securities and the immediately preceding sentence, shall be considered to be a Shareholder under this Agreement.

     4.2  COMPETITION.  None of the Shareholders shall, while they are
          -----------
Shareholders and for 2 years thereafter (the "Non-competition Period") invest or otherwise acquire a financial interest in, or in any way participate in the management of, or direct the business or policies of, directly or indirectly, whether alone or in conjunction with any Person, any Person which is involved in providing the Business, and each Shareholder will take such action as may be appropriate to ensure that each Affiliate of such Shareholder will not violate the provisions of this Section 4.2. Notwithstanding the foregoing sentence, (a)
J. Rex Fuqua's direct or beneficial ownership of any or all of the shares of Fuqua Enterprises, Inc. or any of its successors (including any entity which may acquire Fuqua Enterprises or into which Fuqua Enterprises may merge) and his service as a director and executive officer of Fuqua Enterprises, Inc., (b) Ken Melkus' direct or beneficial ownership of any or all of the shares of Cardiology Partners of America, LLC ("CPA") or any of its successors (including any entity which may acquire CPA or into which CPA may merge) and his service as a director and executive officer of CPA, (c) Joel Gordon or The Joel Company's direct or beneficial ownership of any or all of the shares of CPA (as defined above) or any of its successors (including any entity which may acquire CPA or into which CPA may merge) and Joel Gordon's service as a director and executive officer of CPA, (d) any Shareholder's ownership of five percent or less (on a fully diluted basis) of any class of the equity securities of a Person, or (e) any Shareholder's serving as a director of any public company whose shares are traded on a national stock exchange or quoted on the Nasdaq national market system shall not be a violation of the provisions of this Section 4.2.

     4.3  CONFIDENTIAL INFORMATION.  (a) The Shareholders acknowledge that the
          ------------------------
Corporation derives and will continue to derive significant economic and competitive value from the Confidential Information that it has developed and that the Confidential Information is not generally known to and is not readily available to or ascertainable by others. The Shareholders shall maintain secret and confidential the Confidential Information and shall take all reasonable precautions against the disclosure of the Confidential Information to third parties. The Shareholders shall not circulate or otherwise disclose the Confidential Information within their own organizations except to personnel (including, without limitation, such Shareholder's employees, officers, directors, representatives, agents or Affiliates) directly involved in the Business ("Personnel") on a need-to-know basis and, prior to any such circulation or disclosure of the Confidential Information, shall require such Personnel to have executed a non-disclosure agreement which covers the Confidential Information (e.g., a Shareholder's standard form of non-disclosure agreement which by its terms covers third party confidential information) or be otherwise bound to hold the Confidential Information in confidence (e.g., pursuant to professional rules of conduct). The Shareholders acknowledge that a breach of the confidentiality provisions of this Agreement would cause irreparable injury to the Corporation for which no remedy at law would be adequate. It is the understanding of the Shareholders that the obligations relating to Confidential Information may be enforced to the fullest extent permissible under the laws and public policies of the State of Georgia. If there is a breach or threatened breach of the confidentiality provisions of this Agreement, the Corporation shall be entitled to injunctive relief or the equivalent mandatory relief under the laws of the State of Georgia restraining any Shareholder from such breach or threatened breach. The Shareholders acknowledge and agree that the prohibition against disclosure of Confidential Information is in addition to, and not in lieu of, any other or additional rights or remedies which may be available to the Corporation pursuant to the laws of the State of Georgia and that the enforcement by the Corporation of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any rights or remedies which it may possess in law or at equity absent this Agreement.

          (b) Upon the written request of the Corporation, the Shareholders shall return to the Corporation or destroy (subject to the right to retain, for archival purposes only, a single copy, which single copy may be used solely by attorneys representing such Shareholder for reference purposes only and may not be used for any commercial or competitive purposes whatsoever) all copies of Confidential Information held by the Shareholders or any Personnel within each Shareholder's organization, regardless of the form in which such Confidential Information is held including, without limitation, Confidential Information held in written, graphic, pictorial or recorded form (including any working papers prepared by each Shareholder or such Shareholder's Personnel that contain or are derived from any Confidential Information), or stored on computer discs, hard drives, magnetic tape or any other electronic medium, together with a certificate of each Shareholder (if requested by the Corporation) certifying to the same. The foregoing provision shall not apply to Confidential Information which is rightfully held by a Shareholder in connection with its performance under an agreement or agreements between such Shareholder and the Corporation which has not expired or been properly terminated.

          (c) No Shareholder shall be subject to the provisions contained in
Section 4.3(a) hereof to the extent that the Shareholder or any of its Affiliates is, based on the advice of its counsel, required by law to make disclosure of any Confidential Information relating to the Corporation.

     4.4  ACCOUNTS AND REPORTS.  The Corporation will maintain a proper system
          --------------------
of accounts in accordance with generally accepted accounting principles consistently applied, will keep full and complete financial records in which complete entries will be made in accordance with generally accepted accounting principles, reflecting all financial transactions of the Corporation and in which, for each fiscal year, all proper reserves for depreciation, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made, and will, except as hereinafter set forth, furnish to each Shareholder, so long as such Shareholder shall own at least 2% of the Corporation's Voting

Securities, the following reports:

          (a) within 90 days after the end of each fiscal year a copy of the balance sheet of the Corporation as at the end of such year, together with statements of operations, stockholders' equity and changes in financial position of the Corporation for such year, all in reasonable detail, prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by independent public accountants;

          (b) within 45 days after the end of each fiscal quarter (except for the fiscal quarter which is also the end of a fiscal year) a copy of the balance sheet of the Corporation as of the end of such quarter and statements of operations, stockholders' equity and changes in financial position of the Corporation for such fiscal quarters and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing financial statements to set forth in comparative form the corresponding figures for the corresponding fiscal period in the prior fiscal year, to be in reasonable detail and to be certified, subject to year-end audit adjustments, by the Corporation's chief financial officer or the CEO; and

          (c) within 30 days after the end of each month (except for those months which are the end of the first three fiscal quarters of the fiscal year and of the fiscal year) a copy of the statements of operations of the Corporation for such month.

                                   ARTICLE V

                                CERTAIN RIGHTS

     5.1  TRANSFERS GENERALLY.  (a)  No Shareholder shall make or
          -------------------
permit to be made any Transfer of Equity Securities except in compliance with the terms and conditions of this Agreement and with then applicable laws, rules and regulations. Any purported Transfer of Equity Securities other than in compliance with the terms and conditions of this Agreement shall be void and of no force and effect and the Corporation shall be entitled to recognize the last Shareholder of record who acquired such Equity Securities in a manner not contrary to this Agreement as the holder of such Equity Securities for all purposes.

          (b) The effectiveness of any Transfer of Equity Securities by any Shareholder to any Person, and any issuance by the Corporation of any Equity Securities, shall be conditioned upon the receipt by the Corporation of an instrument in form and substance satisfactory to the Corporation and the Shareholders by which the transferee of such Equity Securities accepts and agrees to be bound as a Shareholder by the terms and conditions of this Agreement. The Corporation shall not issue any certificates representing Equity Securities without receipt of such an instrument in accordance with the preceding sentence. If the Corporation so requests, each request for Transfer of Equity Securities shall be accompanied by an opinion of counsel obtained by the transferor reasonably satisfactory to the Corporation to the effect that the Transfer complies with the applicable provisions of the Securities Act and the rules and regulations thereunder.

          (c) No Shareholder shall be permitted to Transfer any Equity Securities to a person engaged in the Business in competition with the Corporation unless such Transfer has received the prior approval of all of the members of the Board of Directors as constituted at the time of such Transfer.

          (d) No holder of Series D Common Stock shall be permitted to Transfer any shares of Series D Common Stock until the first to occur of the following:
(i) the third anniversary of this Agreement, (ii) an Initial Public Offering,
(iii) Sale of the Corporation, or (iv) approval by the holders of not less than two thirds (2/3) of the Participating Securities.

          (e) Notwithstanding Section 5.3 or part (d) of this Section 5.1, any Shareholder may Transfer all or any portion of any Equity Securities owned by such Shareholder to any other corporation or partnership, all of the issued and outstanding Voting Securities or voting interests of which are owned directly by the transferring Shareholder, as long as the other requirements for an effective Transfer, as set forth in parts (a), (b) and (c) of this Section 5.1, are fulfilled in connection with such Transfer to such corporation or partnership.

     5.2  LEGEND.  Each Shareholder acknowledges and agrees that each
          ------
certificate representing Equity Securities whether presently owned or hereafter acquired shall bear a legend reading substantially as follows:

          "The securities evidenced by this certificate are subject to restrictions on transferability and resale contained in that certain Restated Shareholders Agreement, dated as of October 18, 1996, among the Corporation and the stockholders named therein, and may not be transferred or resold except in compliance with such restrictions. Such securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be transferred or resold unless so registered or an exemption from registration is available."

     5.3  RIGHT OF FIRST REFUSAL.  (a)  In the event that any Shareholder has a
          ----------------------
binding, written offer for the Transfer of any Equity Securities, such Shareholder (the "Selling Shareholder")shall provide to the Corporation and the other Participating Shareholders (the "Non-Selling Shareholders") written notice of the material terms of such offer, including the number and type of Equity Securities subject to such offer, the proposed purchaser thereof, the consideration to be received, the conditions, if any, associated therewith and any other material terms of such offer (an "Offer Notice"), except as provided in paragraph (d) below. Following receipt of the Offer Notice, the Corporation shall have a period of 30 days to purchase such Equity Securities for such consideration and upon such terms and conditions as are described in the Offer Notice. In the event the Corporation does not elect to purchase all of such Equity Securities, the Corporation shall promptly so notify the Non-Selling Shareholders (the "Corporation Notice"). Following receipt of the Corporation Notice, each Non-Selling Shareholder shall have a period of 30 days to elect to purchase a portion of such Equity Securities which the Corporation has not elected to purchase equal to the product of (i) the number of Equity Securities subject to such Offer Notice multiplied by (ii) a fraction (the "First Refusal Offer Fraction"), the numerator of which is the total number of Equity Securities held by such Non-Selling Shareholder on the date of the Offer Notice and the denominator of which is the total number of Equity Securities held by all Non-Selling Shareholders on such date (the "Offer Percentage"), for such consideration and upon such terms and conditions as are described in the Offer Notice. Provided, however, that any
                                                     --------  -------
Offer Notice issued with respect to Series C Common Stock prior to the second anniversary of the date hereof shall be governed by paragraph (c) below.

          (b) The Non-Selling Shareholders may elect to purchase the Equity Securities that are the subject of any Offer Notice by delivering written notice thereof to the Corporation and the Selling Shareholder within 30 days after receipt of the Corporation Notice (or the Offer Notice in the case of an Offer Notice governed by paragraph (c)) with respect to such Transfer (the "Offer Period"). In the event that any Non-Selling Shareholder accepts the Selling Shareholder's offer, the purchase and sale of the Selling Shareholder's Equity Securities shall be consummated at a closing that shall occur within 30 days after the termination of the Offer Period or within such longer period as the parties shall agree upon. To the extent that any Shareholder does not elect to purchase all of its or his pro rata portion of the Equity Securities of the Selling Shareholder that are the subject of any Offer Notice, any portion of the Selling Shareholder's Equity Securities that remains available shall be offered to those Shareholders (if any) that have elected to purchase all of such Equity Securities that were covered by their Offer Percentage. Such Shareholders may purchase all or part of the remaining portion of the Selling Shareholder's Equity Securities in proportion to their relative Offer Percentages (adjusted to exclude from the denominator of the First Refusal Offer Fraction, the Equity

Securities attributable to any Shareholders not electing to purchase all of the Equity Securities that are the subject of such Shareholder's Offer Percentages). At the closing of the purchase and sale of such Equity Securities, each Non-Selling Shareholder electing to purchase such Equity Securities shall pay for the Equity Securities elected to be purchased by delivering the purchase price therefor in immediately available funds or such other consideration as may have been described in the Offer Notice against delivery of certificates representing such Equity Securities duly endorsed for transfer.

          (c) Notwithstanding paragraphs (a) and (b) above, in the event an Offer Notice issued prior to the second anniversary of the date hereof relates to Series C Common Stock, then such Series C Common Stock shall not be offered to the Corporation as described in paragraph (a), but rather shall be offered to the Non-Selling Shareholders at a price of $2.00 per share of Series C Common Stock and otherwise upon the terms, conditions and procedures set forth in paragraphs (a) and (b) above.

          (d) Notwithstanding paragraphs (a) and (b) above, Jeffrey T. Arnold may transfer to third parties an aggregate of 1,000,000 shares of his shares of Common Stock in one or more transactions without providing any Offer Notice or other notice regarding such proposed or actual transactions involving up to 1,000,000 shares of such stock, and neither the Corporation nor the Non-Selling Shareholders shall have any right to purchase any of such shares offered and sold by Arnold.

          (e) In the event that the Non-Selling Shareholders do not elect to purchase all of the Equity Securities that are the subject of an Offer Notice, the Selling Shareholder may, during the 90-day period immediately following the Offer Period, subject to the other terms of this Agreement, Transfer the remaining Equity Securities covered by the Offer Notice that were not purchased by the Non-Selling Shareholders for such consideration and on such other terms and conditions as were contained in the Offer Notice. Any such Equity Securities not transferred within such 90-day period shall again become subject to the provisions of this Section 5.3.

     5.4  INVOLUNTARY TRANSFERS.  In the event that the Equity Securities owned
          ---------------------
by any Shareholder shall be subject to Transfer (the date of such Transfer shall hereinafter be referred to as the "Transfer Date") by reason of (a) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (b) distraint, levy, execution or other involuntary Transfer (including, in the case of an Individual Shareholder, a Transfer in connection with a divorce proceeding) or
(c) death, then such Shareholder or the personal representative thereof shall give the Corporation written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee and the price or other consideration, if readily determinable, for which the subject Equity Securities are to be receipt, after the Corporation otherwise obtains actual knowledge of such a proposed Transfer, the Corporation will have the right to purchase (or to assign to the other Participating Shareholders, pro rate, the right to purchase) all, but not less than all such Equity

Securities at the price and on the terms applicable to such proposed Transfer, which right shall be exercised by written notice given by the Corporation to such proposed transferror within 60 days following the Corporation's receipt of such notice or, failing such receipt, the Corporation's obtaining actual knowledge of such proposed Transfer. The closing of the purchase and sale of such Equity Securities shall be held at the principal office of the Corporation on a date to be established by the Corporation, which date shall in no event shall be less than 10 nor more than 30 days from the date on which the Corporation gives notice of its election to purchase the subject Equity Securities. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of such Equity Securities, the price to be paid by the Corporation (or its assignees) shall be the then current Appraised Value.

     5.5  REPURCHASE RIGHTS.  (a)  In the event any employee or officer of the
          -----------------
Corporation ceases to be an employee, officer or Director of the Corporation, the Corporation may elect to repurchase all the Equity Securities held by such person at the Appraised Value of such Equity Securities by delivering written notice of the election to purchase such Equity Securities within 30 days following the termination of such Person's status as an employee or officer of the Corporation; provided, however, that if such employee or officer is a party to a written agreement with the Corporation at the time of such termination, and such agreement contains provisions regarding repurchase of securities, such provisions of such agreement shall govern the parties' rights and duties with respect to repurchase of securities of the Corporation. In the event the agreement of any Consultant or Distributor with the Corporation is terminated for Cause (as defined in the relevant agreement) or any Director of the Corporation is removed for cause as determined by the Board of Directors, the Corporation may elect to repurchase all the Equity Securities held by such person at the Appraised Value of such Equity Securities by delivering written notice of the election to purchase to such person within 30 days following the termination of such agreement or the removal of such Director. The closing of the purchase and sale of any Equity Securities pursuant to this provision shall be held at the principal office of the Corporation on a date to be established by the Corporation, which date shall be no more than 30 days from the date the Corporation gives notice of its election to purchase the Equity Securities in question. The Corporation may elect to pay the Appraised Value of the Equity Securities to be repurchased in accordance with this provision in cash in whole or in part, or by executing and delivering to the appropriate Shareholder a promissory note dated as of the closing date for the repurchase in a principal amount equal to the aggregate Appraised Value for the Equity Securities being repurchased, minus the amount of any cash paid to the Shareholder in question on the applicable closing date (the "Repurchase Note"). The Repurchase Note shall bear interest at the minimum rate of interest required by the applicable provisions of the Internal Revenue Code of 1986, as amended, in effect at the time the Repurchase Note is executed. Principal and interest on the Repurchase Note shall be payable in three installments, as follows: (i) the first installment shall be due upon the first anniversary of the date of the Repurchase Note in an amount equal to 50% of the then outstanding principal and interest payable in connection with such note;
(ii) the second installment shall be due 18 months following the date of the Repurchase Note in an amount equal to 50% of the then outstanding principal and interest payable with respect to the such note; and (iii) the third installment shall be due on the second anniversary of the date of the Repurchase Note in an amount equal to the remaining outstanding principal and interest payable in connection with such note; provided, however, that payments of principal due
                           --------  -------
under the Repurchase Note shall be repayable only out of such percentage of the Corporation's net cash flow equal to the percentage of Equity Securities of the Corporation being purchased; provided, further, that such restriction shall not
                             --------  -------
apply to the final payment of principal due under the Repurchase Note. The Corporation's obligations under the Repurchase Note shall be secured by the Equity Securities being purchased. For purposes of this Agreement, the term "net cash flow" for any period shall mean the amount equal to the net income after income taxes as shown on a statement of income for such period, plus any depreciation deducted in determining net income for such period and any net loan proceeds during such period, less any capital expenditures and payments of principal under any indebtedness or other cash expenditures or payments not deducted in computing net income during such period.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     6.1  REPRESENTATIONS AND WARRANTIES.  The Shareholders hereby represent and
          ------------------------------
warrant with respect to themselves, both as of the date hereof and as of the Closing Date, as follows:

          (a) Investment Matters.  Each Shareholder owns or is purchasing the
              ------------------
Common Stock solely for such Shareholder's own account, for investment, and not with a view to any distribution thereof, and that such Shareholder will not distribute such Common Stock (or any Equity Securities subsequently acquired by such Shareholder that become subject to this Agreement) in violation of the Securities Act or the applicable securities laws of any state. Each Shareholder understands that the Common Stock has not been registered under the Securities Act or the securities laws of any state and is being offered and sold pursuant to an exemption from the registration requirements contained in the Securities Act and, as a result, the Common Stock to be acquired by each Shareholder in connection with the execution and delivery of this Agreement must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available. Each Shareholder is financially able to hold the Common Stock being purchased by such Shareholder for long-term investment, believes that the nature and amount of the Common Stock being purchased by him or it is consistent with such Shareholder's overall investment program and financial position, recognizes that there are substantial risks involved in the ownership of the Common Stock, and can afford a complete loss of such investment. Each Shareholder has had the opportunity to ask questions of management and to review such information as such Shareholder may deem necessary or appropriate in connection with formulating an informed decision regarding its or his investment in the Common Stock.

          (b) Authority.  The boards of directors of any Shareholders that are
              ---------
corporations have duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby. Any Shareholder that is a corporation has full power and authority to execute and deliver, and to perform its obligations under, this Agreement. Any Shareholder that is a Partnership has full partnership power and authority to execute and deliver, and to perform its obligations under, this Agreement. The Individual Shareholders have reviewed the terms of this Agreement, understand the intention of the parties in entering into this Agreement and the scope and nature of their respective obligations hereunder and have had the opportunity to review the terms of this Agreement and any other agreements, documents and instruments to be executed and delivered in connection herewith with their respective attorneys, accountants and investment advisors to the extent deemed appropriate. This Agreement constitutes a valid and binding obligation of the Shareholders, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally.

          (c) Consents and Approvals.  All authorizations, approvals and
              ----------------------
consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit each Shareholder to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect. All terms and conditions contained in, or existing in respect of, such authorizations, approvals, consents, registrations, declarations and filings have been, to the extent necessary prior to the date of execution and delivery hereof, fully satisfied and performed.

          (d) No Violations.  Neither the execution or delivery by each
              -------------
Shareholder of this Agreement, nor the consummation by each Shareholder of the transactions herein contemplated, nor the fulfillment by each Shareholder of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to each Shareholder, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the constituent documents of Shareholders that are corporations or partnerships, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which each Shareholder is a party or by which it is bound or (iv) except as provided herein, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of each Shareholder's property or assets (including, without limitation, the Common Stock owned or to be acquired by each Shareholder in connection with this Agreement). Each Shareholder is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement.

          (e) Corporate Opportunity.  The Individual Shareholders have made
              ---------------------
appropriate disclosure of their investment in the Corporation to any corporation, trust, partnership or other entity to which they owe any fiduciary duties. Such corporations, trusts, partnerships or other entities do not view the Individual Shareholder's activities as usurping any opportunity to which such corporations, partnerships, trusts or other entities may be entitled or as otherwise providing the basis for the assertion of any claim that the purchase of the Common Stock by each Individual Shareholder or the completion of the transactions and agreements contemplated by this Agreement constitutes a breach of any duty, statutory or otherwise, owned by each Individual Shareholder to any such corporation, trust, partnership or other entity. To the extent that it is required under any applicable laws or is customary under prevailing business practices that formal action be taken by any such corporation, partnership, trust or other entity to evidence or otherwise establish that the purchase by each Individual Shareholder of the Common Stock does not constitute an opportunity which must first be offered to and rejected by any such corporation, partnership, trust or other entity, all such formal action has been taken in consultation with such entity's legal counsel, is in full force and effect as of the date of this Agreement and has not been amended or modified in any material respect.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  TERMINATION.  This Agreement shall terminate upon the earlier to occur
          -----------
of (i) the written agreement of all of the undersigned holders of Equity Securities, (ii) a Sale of the Corporation, (iii) an Initial Public Offering of the Corporation's Common Stock, provided, however, that as a condition to the
                                --------  -------
Corporation's obligation to execute and deliver an underwriting agreement in connection with any such Initial Public Offering, the Shareholders shall execute and cause to be filed with the Secretary of State of the State of Georgia an amendment to the Certificate to change all authorized shares (including shares of unissued stock subject to unexercised or unvested options) and all issued or outstanding shares of each series of Common Stock into one class of common stock having the rights of the Series A Common Stock with each Shareholder receiving one share of the new class of common stock for each share of Common Stock held by each Shareholder as of the effective date of such amendment and by their execution and delivery hereof, each Shareholder hereby appoints the then CEO of the Corporation as such Shareholder's attorney-in-fact solely for the purpose of executing and delivering any written consent of the

Shareholder's necessary to approve such amendments to the Certificate or (iv) the acquisition by a single purchaser of all of the issued and outstanding Voting Securities.

     7.2  WAIVERS.  The failure at any time of any Shareholder to require
          -------
performance by any other Shareholder of any responsibility or obligation required by this Agreement shall in no way effect a Shareholder's right to require such performance at any time thereafter, nor shall the waiver by the Shareholders or the Board of Directors of a breach of any provision of this Agreement by any Shareholder constitute a waiver of any other breach of the same or any other provision of this Agreement nor constitute a waiver of the responsibility or obligation itself.

     7.3  ASSIGNABILITY.  This Agreement shall be binding upon and inure to the
          -------------
benefit of the successors and assigns of each party hereto. Neither this Agreement nor any right (other than a right to receive the payment of the money) or obligation hereunder may be assigned or delegated in whole or in part to any other Person without the prior written consent of each Participating Shareholder.

     7.4  NOTICES.  In any case where any notice or other communication is
          -------
required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 7.4) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested, (c) transmitted by telecopy, confirmed by telephone or (d) sent by way of a recognized overnight courier service, postage prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:

          (a)  If to the Corporation, to:
               Endeavor Technologies Inc.
               100 Lake Hearn Drive, Suite 310
               Atlanta, Georgia 30342-1524
               Attention:  Jeffrey T. Arnold

               with a copy to:

               Nelson Mullins Riley & Scarborough, L.L.P.
               400 Colony Square, Suite 2200
               1201 Peachtree Street
               Atlanta, Georgia 30361
               Attention:  Robert D. Pannell

          (b) If to any Shareholder, to the address set forth below such Shareholder's name on the signature pages hereto.

          All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth business day following posting if by registered United States mail, (iii) when sent if by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

     7.5  THIRD PARTY RIGHTS.  Nothing in this Agreement, whether express or
          ------------------
implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person other than the Corporation, the Shareholders and their respective Affiliates, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

     7.6  CHOICE OF LAW.  This Agreement shall be construed and enforced in
          -------------
accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflict of laws thereof.

     7.7  INTERPRETATION.  Should a provision of this Agreement require judicial
          --------------
interpretation, it is agreed that the judicial body interpreting or construing the same shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that any instrument is to be construed more strictly against the party which itself or through its agent prepared the same, it being agreed that the agents of all the parties have participated in the preparation hereof equally.

     7.8  SEVERABILITY.  Should any provision of this Agreement be deemed in
          ------------
contradiction with the laws of any jurisdiction in which it is to be performed or unenforceability for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretation thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

     7.9  ENFORCEMENT OF AGREEMENT.  The parties agree that the Equity
          ------------------------
Securities are unique and that any failure to perform the obligations under this Agreement will result in irreparable damage to the other parties and that in addition, and not in lieu of any other legal or equitable remedies available, specific performance of the obligations of the Shareholders hereunder may be enforced by a suit in equity. Any action or proceeding brought by any party to this Agreement on its own behalf, or on behalf of the Corporation, in connection with or relating to this Agreement or any provision hereof shall be brought only in a federal or state court of competent jurisdiction in the State of Georgia. Each of the parties here, solely in connection with any such action or proceeding, does hereby (a) submit to the jurisdiction of any such court, (b) waive any defense of or relating to lack of jurisdiction with respect to any such action or proceeding in any such court, (c) waive any defense of or relating to service of process in any such action or proceeding in any such court and (d) irrevocably appoints the Corporation as its agent to accept service of process in such action, provided that if the Corporation is the party commencing such action or proceeding, it shall give reasonably prompt notice thereof of the other party named in such action or proceeding.

     7.10 REFERENCES TO MONEY.  References to "cash," "$," "Dollars" or other
          -------------------
money amounts refer to currency of the United States.

     7.11 REFERENCES TO AGREEMENT.  Any reference herein to this Agreement shall
          -----------------------
be deemed to be a reference to such Agreement as the same may be modified, varied, amended or supplemented from time to time by the Shareholders in accordance with the provisions hereof. Unless the context otherwise expressly requires, the words "herein," "hereof" and "hereunder" and other words of similar importance refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     7.12 ENTIRE AGREEMENT.  This Agreement and the other agreements and
          ----------------
documents contemplated herein, constitute the entire agreement between the parties hereto and supersede any prior agreement or understanding between the parties hereto whether oral or written, with respect to the matters contemplated hereby.

     7.13 HEADINGS, ETC.  The Article and Section headings in this Agreement,
          --------------
and the table of contents included herein, are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each terms stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

     7.14 COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     7.15 SURVIVAL.  The provisions of Sections 4.2 and 4.3 and all
          --------
representations and warranties made herein shall survive the execution and delivery of this Agreement and any termination of this Agreement for a period of two years following the effective date of any such termination.

     7.16 AMENDMENTS.  This Agreement may be amended or modified only by a
          ----------
written instrument executed by Shareholders holding both (i) a majority of the issued and outstanding Series A Common Stock and (ii) a majority of issued and outstanding Participating Securities, without prior notice to the other Shareholders. Upon delivery to the Corporation of an instrument amending the Agreement executed by the requisite number of Shareholders in accordance with the preceding sentence, the Corporation shall execute such instrument and all Shareholders shall be bound thereby. The Corporation shall promptly provide a copy of such instrument to each Shareholder.

                    [BALANCE OF PAGE INTENTIONALLY BLANK.]

   IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                              ENDEAVOR TECHNOLOGIES INC.

                              By: /s/ Jeffrey T. Arnold
                                  ------------------------------
                                  Jeffrey T. Arnold
                                  Chief Executive Officer

SHAREHOLDERS:


/s/ Jeffrey T. Arnold             /s/ Jouko J. Rissanen
---------------------------       ------------------------------
Jeffrey T. Arnold                 Jouko J. Rissanen
Address:                          Address:
___________________________       ______________________________
___________________________       ______________________________

/s/ Lucius E. Burch, III          /s/ Robert A. Frist, M.D.
---------------------------       ------------------------------
Lucius E. Burch, III              Robert A. Frist, M.D.
Address:                          Address:
___________________________       ______________________________
___________________________       ______________________________

     Pursuant to Section 4.1 of this Agreement each undersigned has executed this Agreement for the limited purpose of subjecting herself and her community property interest in Equity Securities to the applicable provisions of this Agreement.

___________________________       ______________________________
___________________________       ______________________________
___________________________       ______________________________
___________________________       ______________________________
___________________________       ______________________________

                                   SCHEDULE
                                      TO
                  RESTATED SHAREHOLDERS AGREEMENT, AS AMENDED

         PARTIES TO RESTATED SHAREHOLDERS AGREEMENT TECHNOLOGIES INC.


Jeffrey T. Arnold
Jouko J. Rissanen
Lucius E. Burch, III
Robert A. Frist
J. Rex Fuqua
Fuqua Holdings I, L.P.
K. Robert Draughon
U. Bertram Ellis
The Joel Company
Melkus Partners, Ltd.
S. Taylor Glover
Woodlane L.L.C.
R. Kenyon Wells
Louis P. Ferrero
Stephens, Inc., Custodian for
 James C. Gilstrap IRA
Fred C. Goad
Jim D. Kever Annuity Trust II
Peachtree Allergy and Asthma Clinic Profit Sharing Plan
Donald C. McLean, M.D.
Boland T. Jones
J. Fleming Norvell
IRA FBO J. Fleming Norvell, Smith Barney as Rollover Custodian
Robert L. Jones U/A DTD. 2/29/96
Michael A. Jones
Michael L. Tittle
Werner Born
Timothy C. Berry
B.T. Alex. Brown Incorporated, as Custodian for
 IRA FBO Jeffrey Alan Allred
B.T. Alex. Brown Incorporated, as Custodian for
 IRA FBO Patrick G. Jones
GFKK Partnership
Robert A. Jetmundsen
Richard E. Otto
George W. Baker
Cam Garner
George W. Baker, Jr.
Kim Lund
Austin Mahon
Robert S. Galante
James C. Gilstrap
Joseph L. Mathias IV
Apex Ventures, L.P.
certifiedemail.com, Inc.
Premiere Technologies, Inc.
HBO & Company of Georgia
Matria Healthcare, Inc.